Paritz & Company, P.A.
certified public accountants

15 Warren Street, Suite 25
Hackensack, New Jersey 07601
(201) 342-7753
Fax: (201) 342-7598

October 11, 2018

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Amanasu Environment Corporation dated October 9, 2018. We agree with the statements made concerning our firm contained therein.

Yours very truly,

Paritz & Company, P.A.

Hackensack, New Jersey